UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2019

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)
Texas		72-1121985
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 300 Houston, Texas 77046
(Address of Principal Executive Offices)

713.626.8525
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934   Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2019, W&T Offshore, Inc. (the “Company”) entered into a purchase and sale agreement (the “PSA”) with ExxonMobil Corporation and certain of its subsidiaries to acquire interests in and operatorship of oil and gas producing properties in the eastern region of the Gulf of Mexico, offshore Alabama, for a purchase price of $200 million, subject to adjustments for an effective date of January 1, 2019 and certain other customary closing adjustments. The Company has estimated net proved reserves to be acquired of approximately 74 million barrels of oil equivalents (using a 6 to 1 Mcf to barrel equivalency) as of the effective date, based on October 15, 2018 NYMEX Henry Hub gas and NYMEX WTI oil prices, of which 22% are liquids and 99% are proved developed producing. The properties to be acquired include working interests in nine offshore producing fields in the Gulf of Mexico and an onshore treating facility that are immediately adjacent to existing properties owned and operated by the Company. Pursuant to the PSA, the Company has deposited $10.0 million of the purchase price into an escrow account, with the balance to be paid at closing subject to purchase price adjustments, including adjustments for an effective date of January 1, 2019.

The closing of the acquisition is subject to satisfaction of customary closing conditions and is anticipated to occur in August 2019. Unless extended by mutual agreement, the Company and the sellers each have the right to terminate the PSA if the acquisition has not been completed by February 28, 2020. The Company expects the purchase price will be funded from cash on hand and borrowings under its revolving loan facility.

Item 7.01     Regulation FD Disclosure.

On June 27, 2019, the Company announced that it had entered into the PSA. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated June 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: June 27, 2019	By:	/s/ Shahid A. Ghauri
	Name:	Shahid A. Ghauri
	Title:	Vice President, General Counsel and Corporate Secretary